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                                                                      EXHIBIT II

                                                        [LOGO]

                                                 EXECUTIVE OFFICES
FOR IMMEDIATE RELEASE
                                                 CONTACT:
                                                 Mark J. Bonney
                                                 President &
                                                 Chief Operating Officer
                                                 Axsys Technologies, Inc.
                                                 (860) 257-0200

AXSYS TECHNOLOGIES COMPLETES MERGER WITH  AUTOMATION ENGINEERING INC.

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     ROCKY HILL, CT - OCTOBER 18, 2000 - Axsys Technologies, Inc. (Nasdaq:
AXYS), a global leader in designing, manufacturing and distributing micro-positioning and precision optical products, today announced that it has completed its merger with Automation Engineering Inc.(AEI) which was previously announced on October 3rd. The acquisition of AEI for 666,667 shares of Axsys Technologies common stock will be accounted for as a pooling of interests.

     Axsys Technologies, Inc. is a vertically integrated supplier of precision system solutions for high technology applications including aerospace guidance and electronic capital equipment serving the data storage, semiconductor, and fiber optic components markets. This has been achieved by creating a precision systems capability that leverages Axsys' unique component capabilities. For more information, contact Axsys Technologies, Inc., www.axsys.com.

     This news release contains certain forward-looking statements. The Company's business is subject to various risks and uncertainties. As a result, actual future results and developments may be materially different from those expressed or implied in any forward-looking statement. Disclosure regarding factors affecting the Company's future results and developments is contained in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report and Form 10-K for the fiscal year ended December 31, 1999.







         AXSYS TECHNOLOGIES, INC. - 175 CAPITAL BOULEVARD - SUITE 103 -
                              ROCKY HILL, CT 06067
              860.257.0200 - FAX: 860.594-5750 - web: www.axsys.com


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